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                                             Registration No. 33-59145




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


AMENDMENT NO. 1 TO FORM S-3


REGISTRATION STATEMENT

Under

The Securities Act of 1933




MASSACHUSETTS ELECTRIC COMPANY
- ------------------------------
(Exact name of Registrant as specified in its charter)



            Massachusetts                          04-1988940
            -------------                          ----------
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)



25 Research Drive, Westborough, Massachusetts 01582
(508) 389-2000
- ---------------------------------------------------
(Address and Telephone Number
of Principal Executive Office)






Michael E. Jesanis                           Robert King Wulff
Treasurer                                    Corporation Counsel
25 Research Drive                            25 Research Drive
Westborough, Massachusetts 01582             Westborough, Massachusetts 01582

(Name, address and telephone number of agents for service)
- ----------------------------------------------------------

Please send copies of all communications to:

George J. Forsyth
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005


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To the Securities and Exchange Commission:

      Massachusetts Electric Company hereby submits the following
Amendment No. 1 to its Registration Statement on Form S-3 filed on May 5, 1995 (Commission File No. 33-59145) and applies for the consent of the Commission to this filing pursuant to Rule 475 under the Securities Act of 1933.

      Massachusetts Electric Company hereby amends such Registration Statement as follows:

      Insert in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND ADDITIONAL INFORMATION," at the end of the second paragraph therein, the following:

      "(2)  Quarterly Report on Form 10-Q for the quarter ended March 31,
1995.

       (3)  Current Report on Form 8-K dated March 22, 1995."



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SIGNATURE


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT CONTINUES TO MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT, FILED WITH THE COMMISSION ON MAY 5, 1995 (COMMISSION FILE NO. 33-59145), TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WESTBOROUGH, THE COMMONWEALTH OF MASSACHUSETTS, ON THE 9TH DAY OF JUNE, 1995.

                                    MASSACHUSETTS ELECTRIC COMPANY


                                    s/John G. Cochrane
                                    _________________________________
                                    John G. Cochrane
                                    Attorney-in-Fact




      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (COMMISSION FILE NO. 33-59145) HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

            Signature and Title

(I)   Principal Executive Officer:

      John H. Dickson, President

(II)  Principal Financial Officer:

      Michael E. Jesanis, Treasurer

(III) Principal Accounting Officer:

      Howard W. McDowell

(IV)  Directors:  (A Majority)

      Urville J. Beaumont
      Joan T. Bok
      Sally L. Collins
      John H. Dickson
      Patricia McGovern
      John F. Reilly, Jr.
      John W. Rowe                           s/John G. Cochrane
      Richard P. Sergel             All by   ___________________________
      Richard M. Shribman                    John G. Cochrane
      Roslyn M. Watson                       Attorney-in-Fact


Date:  June 9, 1995